Exhibit 99.1

Contacts

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445

Polaris Third Quarter 2022 Earnings Results

FINANCIAL AND OPERATIONAL HIGHLIGHTS

  Third quarter sales were $2,341 million, up 32 percent compared to last year
  Third quarter reported diluted earnings per share from continuing operations was $3.17, up 69 percent versus last year; adjusted diluted earnings per share from continuing operations was $3.25, up 64 percent versus last year
  Primary drivers in the quarter were higher volumes, strong pricing and favorable mix, supported by modest sequential improvement in supply chain
  Retail sales for the quarter were down eight percent versus last year despite strong performance in Motorcycles, primarily driven by continued supply chain challenges and softness in Recreation Off-Road demand

MINNEAPOLIS--(BUSINESS WIRE)--October 25, 2022--Polaris Inc. (NYSE: PII):

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ending September 30, 2022	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$2,340.6	32%	$2,340.6	32%
Gross profit margin	23.9%	+ 26 bps	23.9%	+ 15 bps
Total operating expenses	$317.0	16%
Net income from continuing operations attributable to Polaris	$190.4	63%	$195.1	58%
Adjusted EBITDA Margin			13.7%	+ 153 bps
Diluted EPS from continuing operations attributable to Polaris	$3.17	69%	$3.25	64%

*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY

We maintained our focus on executing for customers, dealers and shareholders. Our results were bolstered by easing supply chain headwinds that enabled us to increase ship volumes and take advantage of our strong pricing strategy, resulting in record sales in the quarter. We believe we are well positioned to meet our commitments for the year, while our team remains highly vigilant and agile should indicators point to shifts in consumer behavior or new market dynamics. Looking forward, our diverse portfolio, commitment to innovation, strong financial position and track record of successfully navigating in various operating environments gives me incredible confidence in Polaris’ ability to deliver long-term profitable growth and shareholder value.

-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)

Polaris Inc. (NYSE: PII) (the "Company") today released third quarter 2022 results, which ended September 30, 2022. The Company reported worldwide sales of $2,341 million, up 32 percent versus the third quarter of 2021. North America sales of $2,069 million represented 88 percent of total company sales and increased 35 percent from $1,532 million in 2021. International sales of $272 million represented 12 percent of total company sales and increased 10 percent versus the third quarter in 2021. Sales in the third quarter of 2022 were propelled by accelerated shipments towards the latter part of the quarter, as well as higher pricing and favorable mix.

As reported, third quarter net income from continuing operations attributable to Polaris of $190 million increased 63 percent and diluted earnings per share from continuing operations ("EPS") of $3.17 increased 69 percent compared to the third quarter of 2021. Adjusted net income from continuing operations attributable to Polaris for the quarter was $195 million, up 58 percent and adjusted EPS was $3.25, up 64 percent, in each case as compared to the third quarter of 2021.

Gross profit margin increased 26 basis points to 23.9 percent. Adjusted gross profit margin of 23.9 percent increased 15 basis points driven by higher pricing.

Operating expenses were $317 million in the third quarter of 2022 compared to $273 million in the third quarter of 2021 due to higher sales and marketing and R&D expense. Operating expenses, as a percentage of sales, of 13.5 percent were down in the third quarter of 2022 compared to the third quarter of 2021.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q3 2022	Q3 2021	Change	Q3 2022	Q3 2021	Change
Off-Road	$1,746.4	$1,316.2	33%	25.7%	22.3%	+340 bps
On-Road	$334.0	$257.8	30%	18.0%	15.0%	+293 bps
Marine	$260.2	$183.6	42%	21.5%	22.4%	-91 bps

Off-Road segment results were primarily driven by these factors:

  Sales were driven by accelerated shipment volume, higher pricing and favorable product mix.
  Parts, Garments and Accessories (PG&A) sales increased 18 percent.
  Gross profit margin performance was driven by favorable pricing and higher volumes.
  Polaris North America ORV unit retail sales were down high-single digits percent. Estimated North America industry ORV unit retail sales were up low-single digits percent.

On-Road segment results were primarily driven by these factors:

  Sales were bolstered by sequential improvement in component availability driving increased shipments, stable demand, and higher pricing.
  PG&A sales increased 17 percent.
  Gross profit margin performance was driven by favorable product mix and higher volumes, which more than offset higher input costs and FX headwinds.
  North America unit retail sales for Indian Motorcycle were up high-single digits percent. North America unit retail sales for the comparable motorcycle industry were down low-single digits percent.

Marine segment results were primarily driven by these factors:

  Sales results were driven by accelerated shipment volume, higher pricing and favorable product mix.
  Gross profit margin performance was driven by higher input costs offset by favorable product mix.

2022 BUSINESS OUTLOOK

The Company now expects 2022 sales to increase 15 percent to 16 percent versus prior guidance of 13 percent to 16 percent. The Company expects adjusted diluted EPS from continuing operations attributed to Polaris Inc. common shareholders to be in the range of $10.10 to $10.30 for the full year 2022, unchanged from prior guidance.

NON-GAAP FINANCIAL MEASURES

This press release and our related earnings call contain certain non-GAAP financial measures, consisting of “adjusted" sales, gross profit, income before taxes, net income from continuing operations attributed to Polaris Inc. common shareholders, EBITDA, net income per diluted share from continuing operations attributed to Polaris Inc. common shareholders and free cash flow as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST

Today at 9:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2022 third quarter results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 1726225. A replay of the conference call will be available by accessing the same link on our website.

ABOUT POLARIS

As the global leader in powersports, Polaris Inc. (NYSE: PII) pioneers product breakthroughs and enriching experiences and services that have invited people to discover the joy of being outdoors since our founding in 1954. Polaris’ high-quality product line-up includes the Polaris RANGER®, RZR® and Polaris GENERAL™ side-by-side off-road vehicles; Sportsman® all-terrain off-road vehicles; military and commercial off-road vehicles; snowmobiles; Indian Motorcycle® mid-size and heavyweight motorcycles; Slingshot® moto-roadsters; Aixam quadricycles; Goupil electric vehicles; and pontoon and deck boats, including industry-leading Bennington pontoons. Polaris enhances the riding experience with a robust portfolio of parts, garments, and accessories. Proudly headquartered in Minnesota, Polaris serves more than 100 countries across the globe. www.polaris.com

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand; the Company’s ability to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives; product offerings, promotional activities and pricing strategies by competitors that make our products less attractive to consumers; he Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; the Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending, including recessionary conditions; the severity and duration of the COVID-19 pandemic and the resulting impact on the Company’s business, supply chain, and the global economy; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs); changes to international trade policies and agreements; uninsured product liability claims and other litigation expenses incurred due to the nature of the Company’s business; claims and other litigation expenses incurred due to the nature of the Company’s business; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general overall global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements.

The data source for retail sales figures included in this release is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to revision. Retail sales references to total Company retail sales includes only ORV, snowmobiles and motorcycles in North America unless otherwise noted.

CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Data) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Sales	$2,340.6	$1,777.7	$6,184.9	$5,446.6
Cost of sales	1,781.4	1,357.7	4,798.4	4,097.4
Gross profit	559.2	420.0	1,386.5	1,349.2
Operating expenses:
Selling and marketing	120.7	112.0	347.8	348.4
Research and development	98.5	84.8	266.1	249.1
General and administrative	97.8	76.3	258.7	240.8
Total operating expenses	317.0	273.1	872.6	838.3
Income from financial services	12.1	11.3	33.7	41.2
Operating income	254.3	158.2	547.6	552.1
Non-operating expense:
Interest expense	20.1	10.7	46.8	33.0
Other (income) expense, net	(7.4)	(0.1)	(13.9)	(5.4)
Income from continuing operations before income taxes	241.6	147.6	514.7	524.5
Provision for income taxes	50.9	30.4	107.9	119.0
Net income from continuing operations	190.7	117.2	406.8	405.5
Income (loss) from discontinued operations, net of tax	(3.5)	(2.4)	(11.9)	2.0
Loss from sale / impairment of discontinued operations, net of tax	(0.6)	—	(142.8)	—
Net income	186.6	114.8	252.1	407.5
Net income attributable to noncontrolling interest	(0.3)	(0.2)	(0.5)	(0.4)
Net income attributable to Polaris Inc.	$186.3	$114.6	$251.6	$407.1

Amounts attributable to Polaris Inc. common shareholders:
Net income from continuing operations	$190.7	$117.2	$406.8	$405.5
Less net income attributable to noncontrolling interest	(0.3)	(0.2)	(0.5)	(0.4)
Net income from continuing operations attributable to Polaris Inc. common shareholders	190.4	117.0	406.3	405.1
Net income (loss) from discontinued operations attributable to Polaris Inc. common shareholders	(4.1)	(2.4)	(154.7)	2.0
Net income attributable to Polaris Inc.	$186.3	$114.6	$251.6	$407.1

Net income (loss) per share attributable to Polaris Inc. common shareholders:
Continuing operations	$3.21	$1.92	$6.80	$6.60
Discontinued operations	$(0.06)	$(0.04)	$(2.59)	$0.03
Basic	$3.15	$1.88	$4.21	$6.63

Continuing operations	$3.17	$1.88	$6.71	$6.44
Discontinued operations	$(0.07)	$(0.04)	$(2.56)	$0.04
Diluted	$3.10	$1.84	$4.15	$6.48
Weighted average shares outstanding:
Basic	59.2	61.0	59.8	61.4
Diluted	60.0	62.3	60.6	62.9

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	September 30, 2022	September 30, 2021

Assets
Current assets:
Cash and cash equivalents	$318.9	$309.7
Trade receivables, net	329.5	231.5
Inventories, net	1,929.4	1,645.5
Prepaid expenses and other	158.3	106.1
Income taxes receivable	98.7	0.3
Current assets held for sale	—	154.6
Total current assets	2,834.8	2,447.7
Property and equipment, net	957.9	886.8
Investment in finance affiliate	58.6	31.4
Deferred tax assets	150.1	159.7
Goodwill and other intangible assets, net	907.6	948.7
Operating lease assets	105.5	93.9
Other long-term assets	78.9	80.5
Long-term assets held for sale	—	221.6
Total assets	$5,093.4	$4,870.3
Liabilities and Equity
Current liabilities:
Current portion of debt, finance lease obligations and notes payable	$553.5	$53.3
Accounts payable	850.8	907.0
Accrued expenses	772.9	721.7
Current operating lease liabilities	22.2	20.0
Income taxes payable	13.3	33.6
Current liabilities held for sale	—	109.2
Total current liabilities	2,212.7	1,844.8
Long-term income taxes payable	14.7	16.3
Finance lease obligations	9.4	12.7
Long-term debt	1,571.5	1,457.3
Deferred tax liabilities	4.9	4.2
Long-term operating lease liabilities	83.6	74.1
Other long-term liabilities	165.2	172.9
Long-term liabilities held for sale	—	62.8
Total liabilities	$4,062.0	$3,645.1
Deferred compensation	12.0	11.5
Equity:
Total shareholders’ equity	1,016.9	1,211.8
Noncontrolling interest	2.5	1.9
Total equity	1,019.4	1,213.7
Total liabilities and equity	$5,093.4	$4,870.3

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Nine months ended September 30,
	2022	2021
Operating Activities:
Net income	$252.1	$407.5
(Income) loss from discontinued operations, net of tax	11.9	(2.0)
Loss from sale / impairment of discontinued operations, net of tax	142.8	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	169.9	162.2
Noncash compensation	47.5	45.2
Noncash income from financial services	(8.5)	(5.7)
Deferred income taxes	11.9	17.1
Other, net	(0.6)	—
Changes in operating assets and liabilities:
Trade receivables	(120.7)	8.7
Inventories	(442.5)	(597.0)
Accounts payable	82.9	154.4
Accrued expenses	12.4	(104.4)
Income taxes payable/receivable	(49.7)	17.8
Prepaid expenses and other, net	30.0	31.6
Net cash provided by operating activities of continuing operations	139.4	135.4
Net cash provided by (used for) operating activities of discontinued operations	(25.8)	18.0
Net cash provided by operating activities	113.6	153.4
Investing Activities:
Purchase of property and equipment	(193.6)	(189.2)
Investment in finance affiliate, net	(0.8)	33.7
Distributions from other affiliates	0.7	—
Proceeds from sale of businesses, net	40.8	—
Net cash used for investing activities of continuing operations	(152.9)	(155.5)
Net cash used for investing activities of discontinued operations	(5.3)	(10.1)
Net cash used for investing activities	(158.2)	(165.6)
Financing Activities:
Borrowings under debt arrangements	1,364.0	1,250.1
Repayments under debt arrangements	(1,028.0)	(1,176.4)
Repurchase and retirement of common shares	(378.5)	(411.3)
Cash dividends to shareholders	(113.5)	(115.2)
Proceeds from stock issuances under employee plans	30.7	151.7
Net cash used for financing activities	(125.3)	(301.1)
Impact of currency exchange rates on cash balances	(24.5)	(6.9)

Net decrease in cash, cash equivalents and restricted cash	(194.4)	(320.2)
Cash, cash equivalents and restricted cash at beginning of period	529.1	657.5
Cash, cash equivalents and restricted cash at end of period	$334.7	$337.3

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$318.9	$309.7
Current assets held for sale	—	6.8
Other long-term assets	15.8	20.8
Total	$334.7	$337.3

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Gross profit	559.2	420.0	1,386.5	1,349.2
Restructuring & realignment (2)	—	2.1	0.2	6.0
Adjusted gross profit	559.2	422.1	1,386.7	1,355.2

Income from continuing operations before income taxes	241.6	147.6	514.7	524.5
Distributions from other affiliates (1)	(0.7)	—	(0.7)	—
Restructuring & realignment (2)	1.2	2.7	5.5	6.6
Intangible amortization (3)	4.5	5.5	14.3	16.9
Class action litigation expenses (4)	1.4	0.3	2.5	8.7
Adjusted Income from continuing operations before income taxes	248.0	156.1	536.3	556.7

Net income from continuing operations attributable to Polaris Inc.	190.4	117.0	406.3	405.1
Distributions from other affiliates (1)	(0.7)	—	(0.7)	—
Restructuring & realignment (2)	0.9	2.1	4.2	5.0
Intangible amortization (3)	3.5	4.2	10.9	12.9
Class action litigation expenses (4)	1.0	0.2	1.9	6.6
Adjusted net income from continuing operations attributable to Polaris Inc.(5)	195.1	123.5	422.6	429.6

Diluted EPS from continuing operations attributable to Polaris Inc.	$3.17	$1.88	$6.71	$6.44
Distributions from other affiliates (1)	(0.01)	—	(0.01)	—
Restructuring & realignment (2)	0.01	0.03	0.07	0.08
Intangible amortization (3)	0.06	0.07	0.18	0.21
Class action litigation expenses (4)	0.02	—	0.03	0.10
Adjusted EPS from continuing operations attributable to Polaris Inc. (5)	$3.25	$1.98	$6.98	$6.83

Sales	$2,340.6	$1,777.7	$6,184.9	$5,446.6

Net Income from continuing operations	$190.7	$117.2	$406.8	$405.5
Provision for income taxes	50.9	30.4	107.9	119.0
Interest expense	20.1	10.7	46.8	33.0
Depreciation	51.7	48.8	155.6	141.2
Intangible amortization (3)	4.5	5.5	14.3	16.9
Distributions from other affiliates (1)	(0.7)	—	(0.7)	—
Restructuring & realignment (2)	1.2	2.7	5.5	6.6
Class action litigation expenses (4)	1.4	0.3	2.5	8.7
Adjusted EBITDA	$319.8	$215.6	$738.7	$730.9
Adjusted EBITDA Margin	13.7%	12.1%	11.9%	13.4%

(1) Represents distributions received related to an impaired investment held by the Company
(2) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation
(3) Represents amortization expense for acquisition-related intangible assets
(4) Represents adjustments for class action litigation-related expenses
(5) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2022 and 2021, except for non-deductible items

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Nine months ended September 30,
	2022	2021

Net cash provided by operating activities of continuing operations	$139.4	$135.4
Purchase of property and equipment	(193.6)	(189.2)
Investment in finance affiliate, net	(0.8)	33.7
Free cash flow	$(55.0)	$(20.1)

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
SEGMENT GROSS PROFIT	2022	2021	2022	2021
Off-Road segment gross profit	$449.2	$293.8	$1,062.1	$1,020.9
No adjustment	—	—	—	—
Adjusted Off-Road segment gross profit	449.2	293.8	1,062.1	1,020.9

On-Road segment gross profit	60.1	38.7	154.7	129.2
No adjustment	—	—	—	—
Adjusted On-Road segment gross profit	60.1	38.7	154.7	129.2

Marine segment gross profit	55.9	41.2	169.0	135.0
No adjustment	—	—	—	—
Adjusted Marine segment gross profit	55.9	41.2	169.0	135.0

Corporate segment gross profit	(6.0)	46.3	0.7	64.1
Restructuring & realignment (1)	—	2.1	0.2	6.0
Adjusted Corporate segment gross profit	(6.0)	48.4	0.9	70.1

Total gross profit	559.2	420.0	1,386.5	1,349.2
Total adjustments	—	2.1	0.2	6.0
Adjusted total gross profit	$559.2	$422.1	$1,386.7	$1,355.2

(1) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation

NON-GAAP ADJUSTMENTS
Third Quarter 2022 Results & 2022 Full Year Guidance

Restructuring and Realignment Costs

Polaris announced in 2017 that it was making changes to its network to consolidate production and distribution of like products and better leverage plant capacity and embarked on a multi-phase supply chain transformation initiative to continue to leverage its supply chain as a strategic asset. The Company is also executing certain corporate restructuring across the organization to increase efficiency and focus its business including divesting of the GEM, Taylor-Dunn and Transamerican Auto Parts businesses. For the third quarter of 2022, the Company has recorded combined costs totaling $1.2 million which was included as a NON-GAAP adjustment.

Intangible Amortization related to Acquisitions

The Company uses an adjusted net income metric which excludes intangible amortization from all historical business acquisitions. The Company believes this NON-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the third quarter of 2022, Polaris recorded $5 million of intangible amortization related to acquisitions as a NON-GAAP adjustment.

2022 Adjusted Guidance

2022 guidance excludes the pre-tax effect of supply chain transformation, restructuring and network realignment costs of approximately $10 million, and approximately $5 to $10 million for class action litigation-related expenses. Intangible amortization of approximately $20 million related to all acquisitions has also been excluded. The Company has not provided reconciliations of guidance for adjusted diluted net income per share, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and realignment costs and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.